EXHIBIT 3.3

                          VIPER NETWORKS, INC.,
                           a Utah corporation

                                 BY-LAWS



                               ARTICLE ONE
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                              CAPITAL STOCK


SECTION ONE:   Share certificates, as approved by the Board of Directors, shall be issued to shareholders specifying the name of the owner, number of
shares, and date of issue   Each certificate shall be signed by the
President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.


SECTION TWO:   Each shareholder shall be entitled to one vote per share of common stock, unless amended in the Articles of Incorporation.


SECTION THERE: Transfer of shares of stock shall be in the transfer ledger of the corporation. Such transfers shall be done in person or by power of attorney. Transfers shall be completed on the surrender of the old certificate, duly assigned.


                               ARTICLE TWO
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                         SHAREHOLDER'S MEETINGS


SECTION ONE:   The annual meeting of the shareholders shall be held on or about August 31 of  each  year  at a place selected by the Board of
Directors.   If the stated day is a weekend day or a legal holiday, the meeting shall be held on the next succeeding day not a weekend day or a holiday.

SECTION TWO:   The place of the annual meeting may be changed by the  Board of Directors within or without the State of Utah for any given year upon proper notice to the shareholders. Special meetings may be held within or without of the State of Utah and at such time as the Board of Directors may fix.

SECTION THREE: Special meetings of the shareholders may be called at any time by a majority of the Board of Directors or any holder(s) of at least twenty-five percent of the outstanding capital stock.

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SECTION FOUR:  Notice of any special meeting of the shareholders shall be given to all shareholders to their last known address by U.S. mail.
Notice of any special meeting of the shareholders shall state the purpose of such meeting.

SECTION FIVE: Unless otherwise provided by law or the Articles of Incorporation, all meetings of the shareholders, action may be taken by a majority vote of the number of shares entitled to vote as represented by the shareholders present at such meeting. Directors shall be elected by a
cumulative voting.   A quorum shall constitute one share over fifty percent
of the outstanding shares entitled to vote as represented by the shareholders present at such meeting. No business may be transacted without the presence of a quorum. At any time during any shareholders meeting, if it is determined that a quorum is no longer present, the meeting shall be then adjourned.

SECTION SIX:   Action may be taken by the shareholders without a formal
meeting by consent, if such consent is executed in writing by all of the shareholders entitled to vote and allowed under the laws of the State of Utah.

                              ARTICLE THREE
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                                DIRECTORS


SECTION ONE:   The Board of Directors shall control the full and entire
management of the affairs and business of the corporation. The Board of Directors shall adopt rules and regulations to manage the affairs and business of the corporation by resolution at special or the annual meeting. A quorum shall consist of a majority of the directors. Resolutions adopted and all business transacted by the Board of Directors shall be done by a majority vote of the directors present at such meetings.


SECTION TWO:   The Board of Directors shall consist of a minimum of three and a maximum of seven members to be elected by the shareholders at an annual meeting. The term of office shall be one year. Vacancies may be filled by the Board of Directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of shareholders.

SECTION THREE: The Board of Directors shall meet annually at the same place of the shareholders meetings immediately following the annual meeting of
the shareholders.   Special meetings of the Board of Directors may be
called by the President or any two (2) directors on ten (10) days notice, or such other and further notice as required by the laws of the State of incorporation.

SECTION FOUR: Notice of special or regular meetings of the Board of Directors other than the annual meeting of the Board of Directors, shall be made by mail to the last known address of each director. Such notice shall be mailed ten (10) days prior to such

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meeting and shall include time and place and reasons for the meeting.  All other requirements of the laws of the State of Utah for notices shall be followed.

SECTION FIVE: All directors of the corporation who are present at a meeting of the Board of Directors shall be deemed to have assented to action taken at such meeting as to any corporate action taken, unless a director who did not vote in favor on such action goes on record in the
minutes as dissenting.   In such a case, the dissenting director will  not
be deemed to having assented to the action taken.

SECTION SIX:   Directors may be removed for cause by a majority of the
outstanding shares entitled to vote at a meeting of the shareholders or
Directors.   Directors may be removed without cause by a majority vote at a meeting of the shareholders.

                              ARTICLE FOUR
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                                OFFICERS


SECTION ONE:   The officers of the corporation shall consist of a
President,  Secretary and Treasurer.    All officers shall be elected by
the Board of Directors and shall serve a term for compensation as fixed by the Board of Directors. The Board of Directors may establish other officers as it may be deem fit.

SECTION TWO:   The chief executive officer shall be appointed by the Board of Directors. The president shall have management powers of the corporation until a chief executive officer in appointed. His duties shall include but are not limited to administration of the corporation presiding over shareholders meeting including general supervision of the policies of the corporation as well as general management. The President, until a chief executive officer is appointed, shall execute contracts, mortgages, loans and bonds under the seal of the corporation. The President and chief executive officer shall have other powers as determined by the Board of Directors by resolution.

SECTION THREE: The Secretary shall keep the minutes of meetings of  the
Board  of  Directors  and  shareholder meetings.    The Secretary shall
have charge of the minute books, seal and stock books of the corporation. The Secretary shall have other powers as delegated by the President or chief executive officers.

SECTION FOUR: The Treasurer shall have the power to manage the financial affairs of the corporation. The Treasurer shall keep books and records of the financial affairs and make such available to the President, chief executive officer and Board of Directors upon request. The Treasurer may make recommendations to the officers and directors in regard to the financial affairs of the corporation.

SECTION FIVE: The vice-president, if one is appointed by the Board of Directors, shall have such powers as delegated to him by the President. Upon the inability to

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perform by the chief executive officer, the President shall serve as
President until such time as the chief executive officer shall be able to
perform or further action by the Board of Directors.   The chief executive
officer or President shall be deemed unable to perform his duties upon written notification by the chief executive officer or President of such inability or resignation to the Board of Directors that the chief executive officer President is unable to perform.

SECTION SIX: Vacancies shall be filled by the Board of Directors. Until such time as vacancies are filled the following rules of succession
shall apply without regard to Sectiori Five of this Article.   The
President shall act as the chief executive officer and the Vice-president shall act as President, the Treasurer shall act as Secretary, and the Secretary shall act as Treasurer.

SECTION SEVEN: Assistants to officers may be appointed by the President. These duties shall be those delegated to them by the President or the Board of Directors.

SECTION EIGHT: Compensation of the officers shall be determined by the Board of Directors.

                              ARTICLE FIVE
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                CONTRACTS AND INSTRUMENTS OF INDEBTEDNESS


SECTION ONE:   No contracts or any instrument of indebtedness shall be
executed without approval by the Board of Directors by resolution. Upon such resolution, the chief executive officer or the President shall be authorized to execute contracts or instruments of indebtedness as specified in the resolution.

SECTION TWO: All checks, drafts or other instruments of indebtedness shall be executed in the manner as determined by the Board of Directors by resolution.

                               ARTICLE SIX
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                             CORPARATE SEAL


     The seal of the corporation shall be provided by the Board of Directors by resolution. The seal shall be used by the President or other officers of the corporation as provided for in these By-Laws.

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                              ARTICLE SEVEN
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                                AMENDMENT


     These By-Laws may be amended from time to time by a majority vote of the Board of Directors or by a majority vote of the shareholders. These By-Laws may be repealed and new By-Laws established in the same manner as amendments. These By-Laws will continue in full force and effect until amended or repealed and replaced by new By-Laws.

                              ARTICLE EIGHT
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                                DIVIDENDS

     The Board of Directors may from time to time declare dividends to the shareholders. These distributions may be in cash, stock or property.